Exhibit 23(c)


	      [Letterhead of Cooper & Lybrand]




	     Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 14, 1996, on our audits of the financial statements and financial statement schedule of System Energy Resources, Inc. as of and for the years ended December 31, 1995 and 1994, which reports are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts & Legality."


/s/Coopers & Lybrand L. L. P.
New Orleans, Louisiana
June 21, 1996